As filed with the Securities and Exchange Commission on November 25, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TUCOWS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2707366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

96 Mowat Avenue
Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Tucows Inc. 2006 Equity Compensation Plan

(Full title of the plan)

Elliot Noss

President and Chief Executive Officer

Tucows Inc.

96 Mowat Avenue

Toronto, Ontario, Canada M6K 3M1

(Name and address of agent for service)

(416) 535-0123

(Telephone number, including area code, of agent for service)

Copies to:

Joanne R. Soslow, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer.” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock, no par value	1,525,000 shares	$72.81	$111,035,250	$12,113.95

(1)	Represents additional shares issuable under the Tucows Inc. 2006 Equity Compensation Plan, as amended and restated.

(2)

In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall be deemed to cover such additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, and based upon the average of the high and low prices of the Registrant’s common stock as of November 23, 2020, as reported on the NASDAQ Capital Market.

(4)	Calculated pursuant to Section 6(b) of the Securities Act by multiplying the proposed maximum aggregate offering price by $0.0001091.

EXPLANATORY NOTE

This Registration Statement is being filed by Tucows Inc., a Pennsylvania corporation (The “Company”), to register an additional 1,525,000 shares of its common stock, no par value per share (the “Common Stock”) which, pursuant to the amendment and restatement of the Tucows Inc. 2006 Equity Compensation Plan (such plan as amended and restated, the “Plan”), are issuable upon the grant or exercise of awards under the Plan.

These 1,525,000 shares are in addition to the 2,475,000 shares of the Common Stock, which were previously registered pursuant to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-207863) filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2015, the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-140985) filed with the Commission on March 1, 2007 and the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-169848) filed with the Commission on October 8, 2010 (together, the “Prior Registration Statements”).  This Registration Statement is being filed pursuant to General Instruction E of Form S-8, and the contents of the Prior Registration Statements are hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company incorporates by reference into this Registration Statement the following documents which the Company previously filed with the Commission:

●	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019;

●	The Company’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 ;

●	The Company’s current reports on Form 8-K filed with the Commission on February 13, 2020 (which contained Items 8.01 and 9.01 only), August 6, 2020 and September 9, 2020; and

●

The description of the Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on December 27, 2013, including all amendments and reports filed for the purpose of updating such description.

All reports and other documents that the Company files in accordance with Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. If any document that the Company files changes anything stated in this Registration Statement or in an earlier document that is incorporated into this Registration Statement, the later document will modify or supersede what is stated in this Registration Statement or the earlier document. Unless expressly incorporated by reference into this Registration Statement, nothing in this Item 3 shall be deemed to incorporate information furnished by the Company on Form 8-K (pursuant to the requirements of Regulation FD or otherwise) that, pursuant to and in accordance with the rules and regulations of the Commission, is not deemed “filed” for purposes of the Exchange Act.

Item 4. Description of Securities.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Tucows Inc. 2006 Equity Compensation Plan, as amended and restated, and approved by shareholders on September 8, 2020

5.1	Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered

23.1	Consent of KPMG LLP

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the Registrant’s signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Province of Ontario, Canada, on November 25, 2020.

TUCOWS INC.
By:	/s/ Elliot Noss
Name:	Elliot Noss
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person that each person whose signature appears below constitutes and appoints Elliot Noss and Davinder Singh, or any of them acting singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign this Registration Statement on Form S-8 under the Securities Act, to sign any and all pre- or post-effective amendments to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Elliot Noss	President, Chief Executive Officer and Director	November 25, 2020
Elliot Noss	(Principal Executive Officer)

/s/ Davinder Singh	Chief Financial Officer	November 25, 2020
Davinder Singh	(Principal Financial and Accounting Officer)

/s/ Erez Gissin	Director	November 25, 2020
Erez Gissin

/s/ Brad Burnham	Director	November 25, 2020
Brad Burnham

/s/ Allen Karp	Director	November 25, 2020
Allen Karp

/s/ Rawleigh Ralls	Director	November 25, 2020
Rawleigh Ralls

/s/ Robin Chase	Director	November 25, 2020
Robin Chase

/s/ Jeffrey Schwartz	Director	November 25, 2020
Jeffrey Schwartz